                                 CONSENT OF ATTORNEYS

    Reference is made to the Registration Statement on Form S-4 (SEC File No. 333-17403) of Touch Tone America, Inc.

    I hereby consent to the use of my opinion concerning the legality of the securities being registered dated January 22, 1997 filed as an exhibit to the Registration Statement, and to being named in the Registration Statement as having advised Touch Tone America, Inc. as to the legality of its securities proposed to be sold.

                                       JOHN B. WILLS
                                       Attorney at Law


                                       By: /s/ JOHN B. WILLS

                                        ______________________________________
                                           John B. Wills

Denver, Colorado
January 22, 1997